
Microfilm Number _________________     Filed with the Department of State on ____________


Entity Number ____________________    ___________________________________________________

                                                Secretary of the Commonwealth

                      ARTICLES OF INCORPORATION-FOR PROFIT
                 DSCB:15-1306/2102/2303/2702/2903/7102A (Rev 90)

Indicate type of domestic corporation (check one):


  X    Business-stock (15 Pa.C.S.ss.1306)                            Management (15 Pa.C.S.ss.2702)
- ----                                                         -----

       Business-nonstock (15 Pa.C.S.ss.2102)                         Professional (15 Pa.C.S.ss.2903)
- -----                                                        -----

       Business-statutory close (15 Pa.C.S.ss.2303)                  Cooperative (15 Pa.C.S.ss.7102A)
- -----                                                        -----


         In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:


1.       The name of the corporation is:   PSO Acquisition Corporation

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:



         (a)  411 Eagleview Boulevard         Exton           PA           19341         Chester
            --------------------------------------------------------------------------------------------
                Number and Street             City           State          Zip          County

         (b) c/o:
                 ---------------------------------------------------------------------------------------
                 Name of Commercial Registered Office Provider                   County


         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.       The corporation is incorporated under the provisions of the Business
         Corporation Law of 1988.

4.       The aggregate number of shares authorized is: 100,000,000 shares of common stock, $.01 par value
                                                      ---------------------------------------------------
         (other provisions, if any, attach 8 1/2 x 11 sheet)

5.       The name and address, including street and number, if any, of each incorporator is:

         Name                                    Address

          Nancy P. Smith                    3000 Two Logan Square, Philadelphia, PA 19102
         -------------------------------------------------------------------------------------------------

6.       The specified effective date, if any, is:
                                                  --------------------------------------------------------
                                                          month       day      year       hour, if any

7.       Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

         The shareholders of the corporation shall not be entitled to cumulate their votes for the election of directors.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77a et seq.).



9.       Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:
                                                      ----------------------------------------------------



         IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 5th day
                                                                                                ----
 of January, 1996.
- ------------------



                                                                /s/ Nancy P. Smith
                                                                ----------------------------------------
                                                                                (Signature)





                              DEPARTMENT OF STATE
                               CORPORATION BUREAU
                           308 NORTH OFFICE BUILDING
                           HARRISBURG, PA 17120-0029

Robert P. Casey               Christopher A. Lewis           Charles A. Otaviano
    Governor             Secretary of the Commonwealth            Director,
                                                             Corporation Bureau



Instructions for Completion of Form:

A. One original of this form is required. The form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $100 made payable to the Department of State. PLEASE NOTE: A separate check is required for each form submitted.

B. Under 15 Pa.C.S. Sec. 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C. The following, in addition to the filing fee, shall accompany this form:

   (1) Three copies of a completed form DSCB:15-134A (Docketing Statement).

   (2) Any necessary copies of form DSCB:17.2 (Consent to Appropriation of Name) or form DSCB:17.3 (Consent to Use of Similar Name).

   (3) Any necessary governmental approvals.

D. For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 23 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, nonstock status, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc.

E. For required provisions in the Articles of a management corporation, see 15 Pa.C.S. Sec. 2703 (relating to additional contents of Articles of management corporations).

F. For restrictions on the stated purposes of professional corporations, see 15 Pa.C.S. Sec. 2903 (relating to formation of professional corporations).

G. Articles for a nonprofit cooperative corporation should be filed on Form DSCb:15-7102B (Articles of Incorporation - Nonprofit Cooperative Corporation).

H. One or more corporations or natural persons of full age may incorporate a business corporation.

I. 15 Pa.C.S. Sec. 1307 (relating to advertisement) requires that the incorporators shall advertise their intention to file or the corporation shall advertise the filing of articles of incorporation. Proofs of publication of such advertising should not be submitted to, and will not be received by or filed in, the Department, but should be filed with the minutes of the corporation.

J. This form and all accompanying documents shall be mailed to:

                              Department of State
                               Corporation Bureau
                           308 North Office Building
                           Harrisburg, PA 17120-0029

K. To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.



Microfilm Number                                       Filed with the Department of State on
                 ------------------                                                          -------------


Entity Number
                 ------------------                    ---------------------------------------------------
                                                                 Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 89)


    In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:


1.  The name of the corporation is: PSO ACQUISITION CORPORATION




2. The address of this corporation's current registered office in this Commonwealth and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

     411 Eagleview Blvd.                Exton              Pa              19341                 Chester
    --------------------------------------------------------------------------------------------------------
      Number and Street                  City             State             Zip                   County


3.  The statute by or under which it was incorporated is:                 15 Pa. C.S.ss.1306
                                                          --------------------------------------------------

4.  The original date of its incorporation is:         January 5, 1996
                                               -------------------------------------------------------------

5.   X   The amendment shall be effective upon filing these Articles of Amendment in the Department
    ---  of State.


6.  (Check one of the following):

         The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. ss. 1914(a) and (b).
    ---

     X   The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).
    ---

7.  (Check, and if appropriate complete, one of the following):

      X  The amendment adopted by the corporation, set forth in full, is as follows:
     ---

    RESOLVED, That it is deemed advisable and in the best interests of the Company to amend the Articles of Incorporation in order to change the name to "XLConnect Solutions, Inc."

8.  (Check if the amendment restates the Articles):

          The restated Articles of Incorporation supersede the original Articles and all amendments
     ---  thereto. DSCB:15-1915 (Rev 89)-2


     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 24th day of April , 1996.


                                                                  PSO ACQUISITION CORPORATION
                                                         ------------------------------------------
                                                                     (Name of Corporation)

                                                         BY:            /s/ T. J. Coffey
                                                             --------------------------------------
                                                                          (Signature)

                                                         TITLE:             VP & COO
                                                                -----------------------------------



Microfilm Number                           Filed with the Department of State on
                 ----------------                                                -------------------


Entity Number
                 -----------------         ---------------------------------------------------------
                                                        Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 89)


    In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:


1.  The name of the corporation is: XLCONNECT SOLUTIONS, INC.
                                    ----------------------------------------------------------------

    ------------------------------------------------------------------------------------------------


2. The address of this corporation's current registered office in this Commonwealth and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

     411 Eagleview Blvd.            Exton              Pa               19341              Chester
    -------------------------------------------------------------------------------------------------
    Number and Street               City              State               Zip               County


3.  The statute by or under which it was incorporated is:     15 Pa. C.S.ss.1306
                                                         --------------------------------------------

4.  The original date of its incorporation is:  January 5, 1996
                                              -------------------------------------------------------

5.   X   The amendment shall be effective upon filing these Articles of Amendment in the Department
    ---  of State.

6.  (Check one of the following):

         The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. ss. 1914(a) and (b).
    ---

     X   The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss.1914(c).
    ---

7.  (Check, and if appropriate complete, one of the following):

     X   The amendment adopted by the corporation is set forth in full in Exhibit
    ---  A attached hereto and made a part hereof.

8.  (Check if the amendment restates the Articles):

        The restated Articles of Incorporation supersede the original Articles and all amendments
    --- thereto. DSCB:15-1915 (Rev 89)-2


     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 18 day of June, 1996.
                                                                    --


                                                              XLCONNECT SOLUTIONS, INC.
                                               -----------------------------------------------------
                                                               (Name of Corporation)

                                                BY:             /s/ Stephanie Cohen
                                                   -------------------------------------------------
                                                                    (Signature)

                                                TITLE:             Vice President
                                                       ---------------------------------------------


                                   EXHIBIT "A"



      Article 4 of the Articles of Incorporation is amended and restated to read in its entirety as follows:

 "4.  The aggregate number of shares authorized is:

      "(a) One Hundred Million (100,000,000) shares of Common Stock, $.01 par value per share; and

      "(b) Ten Million (10,000,000) shares of Preferred Stock, $.01 par value per share.

      "The Board of Directors of the corporation shall have the full and complete authority by resolution from time to time, to establish one or more series and to issue shares of Preferred Stock and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of each series of Preferred Stock, including but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions."